Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended June 30, 2019

Declares Common Stock Distributions for the Months Ending October 31, November 30, and December 31, 2019

GREENWICH, CT – 07/30/2019 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (“OXSQ,” the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended June 30, 2019.

●	As of June 30, 2019 net asset value (“NAV”) per share was $6.31, compared with the NAV per share of $6.67 at the prior quarter end.

●	For the quarter ended June 30, 2019 we recorded GAAP net investment income of approximately $12.8 million, or $0.27 per share, compared to $8.4 million, or $0.18 per share for the quarter ended March 31, 2019. We recorded net realized losses of approximately $36 thousand and net unrealized depreciation of approximately $20.3 million for the quarter ended June 30, 2019. In total, we had a net decrease in net assets resulting from operations of approximately $7.5 million, or $0.16 per share, for the quarter ended June 30, 2019, compared with a net increase in net assets resulting from operations of $12.7 million, or $0.27 per share, for the quarter ended March 31, 2019.

●	Total investment income for the second quarter of 2019 amounted to approximately $20.9 million, which represents an increase of approximately $6.7 million from the first quarter of 2019.

o	For the quarter ended June 30, 2019 we recorded investment income from our portfolio as follows:

●	$7.4 million from our debt investments,

●	$6.6 million from our collateralized loan obligation (“CLO”) equity investments

●	$6.3 million of dividend income – PIK from affiliated investments, and

●	$0.5 million from all other sources.

●	Our total expenses for the quarter ended June 30, 2019 were approximately $8.1 million, which represents an increase of approximately $2.3 million from the first quarter of 2019.

●	During the second quarter of 2019:

o	We made investments of approximately $20.6 million in senior secured loans and approximately $25.8 million in CLO equity investments.

o	We received, or were entitled to receive, proceeds of approximately $2.5 million from sales of senior secured loans, in addition to $4.9 million from sales of CLO equity investments, and $23.5 million from repayments and amortization payments on our debt investments.

●	As of June 30, 2019 the following metrics applied (note that none of these values represent a total return to shareholders):

o	The weighted average yield of our debt investments was 10.0% at current cost, compared with 9.8% as of March 31, 2019.

o	The weighted average effective yield of our CLO equity investments at current cost was 13.1%, compared with 14.6% as of March 31, 2019.

o	The weighted average cash distribution yield of our CLO equity investments at current cost was 19.9%, compared with 18.4% as of March 31, 2019.

●	Our weighted average credit rating on a fair value basis was 2.2 at the end of the first quarter of 2019 (compared to 2.1 at the end of the first quarter of 2019).

●	As of June 30, 2019 we had no investments on non-accrual status.

●	On April 3, 2019, we completed an underwritten public offering of $42.5 million in aggregate principal amount of our 6.25% Unsecured Notes due 2026 (the “6.25% Notes”). On April 9, 2019, we issued an additional approximately $2.3 million in aggregate principal amount of the 6.25% Notes pursuant to the underwriters’ partial exercise of their overallotment option. The 6.25% Notes bear interest at a rate of 6.25% and will mature on April 30, 2026, and may be redeemed in whole or in part at any time at our option on or after April 30, 2022. The 6.25% Notes are listed on the NASDAQ Global Select Market under the trading symbol “OXSQZ.”

●	On July 25, 2019 our Board of Directors declared the following distributions on our common stock:

Period Ending	Record Date	Payment Date	Amount Per Share
October 31, 2019	October 21, 2019	October 31, 2019	$0.067
November 30, 2019	November 15, 2019	November 29, 2019	$0.067
December 31, 2019	December 18, 2019	December 31, 2019	$0.067

We will host a conference call to discuss our second quarter results today, Tuesday, July 30, 2019 at 09:00 AM ET. Please call 1-888-339-0740 to participate. A recording of the conference call will be available to replay for approximately 30 days following the call. The replay number is 1-877-344-7529, and the replay passcode is 10133936.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $497,304,443 and $486,232,755, respectively)	$433,845,212	$430,496,633
Affiliated investments (cost: $15,461,904 and $9,126,017, respectively)	13,949,814	14,492,197
Cash equivalents	10,336,577	13,905,059
Restricted cash	2,267,372	3,175,805
Interest and distributions receivable	4,486,790	4,682,735
Other assets	421,172	392,784
Total assets	$465,306,937	$467,145,213
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	$62,825,881	$62,664,863
Notes payable – Credit Facility, net of deferred issuance costs	52,811,859	85,522,569
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs	43,201,242	—
Base management fee and net investment income incentive fee payable to affiliate	4,223,566	3,227,456
Accrued interest payable	972,028	488,608
Accrued expenses	442,887	517,470
Total liabilities	164,477,463	152,420,966
COMMITMENTS AND CONTINGENCIES (Note 13)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 47,650,959 and 47,650,959 shares issued and outstanding, respectively	476,509	476,509
Capital in excess of par value	456,970,560	456,970,560
Total distributable earnings / (accumulated losses)	(156,617,595)	(142,722,822)
Total net assets	300,829,474	314,724,247
Total liabilities and net assets	$465,306,937	$467,145,213
Net asset value per common share	$6.31	$6.60

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
INVESTMENT INCOME
From non-affiliated investments:
Interest income – debt investments	$7,432,376	$5,851,355	$14,580,857	$11,673,092
Income from securitization vehicles and investments	6,649,481	6,100,764	13,496,406	12,903,628
Other income	495,158	465,203	724,866	1,087,186
Total investment income from non-affiliated investments	14,577,015	12,417,322	28,802,129	25,663,906

From affiliated investments:
Dividend Income – PIK	6,335,886	—	6,335,886	—
Interest income – debt investments	—	101,400	—	201,616
Total investment income from affiliated investments	6,335,886	101,400	6,335,886	201,616
Total investment income	20,912,901	12,518,722	35,138,015	25,865,522

EXPENSES
Interest expense	2,806,159	1,250,694	4,956,000	2,376,774
Base management fees	1,868,123	1,742,391	3,494,661	3,422,205
Professional fees	354,818	348,159	722,069	505,077
Compensation expense	194,975	216,133	427,903	476,222
General and administrative	554,075	433,624	882,592	834,195
Total expenses before incentive fees	5,778,150	3,991,001	10,483,225	7,614,473
Net investment income incentive fees	2,355,442	839,710	3,511,493	1,839,942
Total expenses	8,133,592	4,830,711	13,994,718	9,454,415
Net investment income	12,779,309	7,688,011	21,143,297	16,411,107
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliated investments	(11,951,759)	(2,477,460)	(7,723,109)	874,142
Affiliated investments	(8,328,556)	2,737,099	(6,878,270)	1,863,529
Total net change in unrealized appreciation/(depreciation) on investments	(20,280,315)	259,639	(14,601,379)	2,737,671
Net realized gains/(losses):
Non-Affiliated/non-control investments	1,296	(1,045,739)	(1,277,570)	(756,804)
Extinguishment of debt	(36,980)	—	(51,086)	—
Total net realized gains/(losses)	(35,684)	(1,045,739)	(1,328,656)	(756,804)
Net increase/(decrease) in net assets resulting from operations	$(7,536,690)	$6,901,911	$5,213,262	$18,391,974

FINANCIAL HIGHLIGHTS – (unaudited)

Financial highlights for the three and six months ended June 30, 2019 and 2018, respectively, are as follows:

Per Share Data	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net asset value as of beginning of period	$6.67	$7.60	$6.60	$7.55
Net investment income(1)	0.27	0.15	0.44	0.32
Net realized and unrealized gains/(losses)(2)	(0.43)	(0.01)	(0.33)	0.04
Net (decrease)/increase in net asset value from operations	(0.16)	0.14	0.11	0.36
Distributions per share from net investment income	(0.17)	(0.20)	(0.34)	(0.40)
Tax return of capital distributions(3)	(0.03)	—	(0.06)	—
Total distributions	(0.20)	(0.20)	(0.40)	(0.40)
Effect of shares repurchased, gross	—	0.02	—	0.05
Net asset value at end of period	$6.31	$7.56	$6.31	$7.56
Per share market value at beginning of period	$6.50	$6.11	$6.47	$5.74
Per share market value at end of period	$6.40	$6.90	$6.40	$6.90
Total return based on Market Value(4)	1.60%	16.20%	5.21%	27.74%
Total return based on Net Asset Value(5)	(2.38)%	2.11%	1.68%	5.43%
Shares outstanding at end of period	47,650,959	49,407,609	47,650,959	49,407,609

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$300,829	$373,408	$300,829	$373,408
Average net assets (000’s)	309,387	379,613	312,841	383,506
Ratio of operating expenses to average net assets(6)	10.52%	5.09%	8.95%	4.93%
Ratio of net investment income to average net assets(6)	16.52%	8.10%	13.52%	8.56%
Portfolio turnover rate(7)	6.89%	10.73%	7.82%	15.22%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.

(8)	The following table provides supplemental performance ratios (annualized) measured for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Ratio of operating expenses to average net assets:
Operating expenses before incentive fees	7.47%	4.21%	6.70%	3.97%
Net investment income incentive fees	3.05%	0.88%	2.24%	0.96%
Ratio of expenses, excluding interest expense	6.89%	3.77%	5.78%	3.69%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280